                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated January 6, 2003, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (collectively, "Nationwide"), each an Ohio life insurance company, and Nationwide Investment Services Corporation ("NISC"), is hereby amended to add additional parties to the Agreement, update various provisions of the agreement and update Schedule A.

Pursuant to this Amendment, the following provisions are added to the Agreement:

WHEREAS, the Parties entered into the Agreement to provide for the use of the Portfolios as investment options within Nationwide's Contracts.

WHEREAS, Nationwide Life Insurance Company of America (dba Nationwide Provident) and Nationwide Life and Annuity Company of America are hereby added as additional Parties to the Agreement on their own behalf and on behalf of each separate account as set forth on Amended Schedule A.

WHEREAS, All references to "Nationwide" in the original Agreement and subsequent Amendments shall now also include Nationwide Life Insurance Company of America and Nationwide Life and Annuity Company of America (collectively "Nationwide").

WHEREAS, 1717 Capital Management Company ("1717"), a registered broker dealer under the 1934 Act and member of the NASD, is also added as one of the principal underwriters of the contracts, along with NISC.

NOW THEREFORE, the Parties agree as follows:

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          2.3  APPLICABLE PRICE

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") that Nationwide receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), Nationwide shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on the next following Business Day or such later time as computed in accordance with
     Section 2.1(b) hereof. In connection with this Section 2.3(a), Nationwide represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it knowingly allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation
     Section 22 of the 1940 Act and the rules thereunder.

          (b) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of Nationwide under the circumstances described therein, Nationwide and NISC agree to cooperate with the Fund and AIM to prevent any person (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund (as described in the Fund's prospectus) that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

Section 4.2 (b) of the Agreement is hereby deleted in its entirety and replaced with the following:

          4.2  INSURANCE AND CERTAIN OTHER LAW.

          4.2 (b) Nationwide represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under applicable state law and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a separate account under applicable state insurance law and the regulations thereunder, and
          (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          6.3  FUNDS TO REMAIN AVAILABLE

          Notwithstanding any termination of this Agreement by Nationwide, AVIF will, at the option of Nationwide, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this

     Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in
     Section 2.3(b) hereof.

Section 9 - "NOTICES" is amended to include NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA and NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA (the address for "Notices" is the same as the address for Nationwide Life Insurance Company and Nationwide Life and Annuity Company. The address for 1717 CAPITAL MANAGEMENT COMPANY is Christiana Executive Campus, P. O. Box 15626 , Wilmington, Delaware 19850.

Section 12- "INDEMNIFICATION" is amended to include 1717 for purposes of indemnification of AVIF (Section 12.1) and for purposes of indemnification by AVIF (Section 12.2).

Section 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

                          SERIES I AND SERIES II SHARES

AIM V.I. Aggressive Growth Fund
AIM V.I. Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund
AIM V.I. Small Cap Equity Fund
INVESCO VIF - Core Equity Fund (name will change to AIM V.I. Core Stock Fund effective October 15, 2004)
INVESCO VIF - Dynamics Fund (name will change to AIM V.I. Dynamics Fund effective October 15, 2004)
INVESCO VIF - Financial Services Fund (name will change to AIM V.I. Financial Services Fund effective October 15, 2004)
INVESCO VIF - Health Sciences Fund (name will change to AIM V.I. Health Sciences Fund effective October 15, 2004)
INVESCO VIF - Leisure Fund (name will change to AIM V.I. Leisure Fund effective October 15, 2004)
INVESCO VIF - Small Company Growth Fund (name will change to AIM V.I. Small Company Growth Fund effective October 15, 2004)
INVESCO VIF - Technology Fund(1) (name will change to AIM V.I. Technology Fund effective October 15, 2004)
INVESCO VIF - Total Return Fund (name will change to AIM V.I. Total Return Fund effective October 15, 2004)
INVESCO VIF - Utilities Fund(1) ((name will change to AIM V.I. Utilities Fund effective October 15, 2004)

SEPARATE ACCOUNTS WHICH MAY UTILIZE THE FUNDS

-    Nationwide Variable Account

-    Nationwide Variable Account - II

-    Nationwide Variable Account - 3

-    Nationwide Variable Account - 4

-    Nationwide Variable Account - 5

-    Nationwide Variable Account - 6

-    Nationwide Variable Account - 7

-    Nationwide Variable Account - 8

-    Nationwide Variable Account - 9

-    Nationwide Variable Account - 10

-    Nationwide Variable Account - 11

-    Nationwide Variable Account - 12

-    Nationwide Variable Account - 13

-    Nationwide Variable Account - 14

-    Nationwide Variable Account - 15

-    Nationwide Variable Account - 16

-    Nationwide Variable Account - 17

-    Multi-Flex Variable Account

-    Nationwide VA Separate Account - A

-    Nationwide VA Separate Account - B

-    Nationwide VA Separate Account - C

-    Nationwide VA Separate Account - D

-    Nationwide VLI Separate Account

-    Nationwide VLI Separate Account - 2

-    Nationwide VLI Separate Account - 3

-    Nationwide VLI Separate Account - 4

-    Nationwide VLI Separate Account - 5

-    Nationwide VLI Separate Account - 6

-    Nationwide VL Separate Account

-    Nationwide VL Separate Account - A

-    Nationwide VL Separate Account - B

-    Nationwide VL Separate Account - C

-    Nationwide VL Separate Account - D

-    Nationwide Private Placement Variable Account

-    Nationwide Provident VLI Separate Account 1

-    Nationwide Provident VLI Separate Account A

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim A. Coppedge             By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        NATIONWIDE LIFE INSURANCE COMPANY AND
                                        NATIONWIDE LIFE AND ANNUITY INSURANCE
                                        COMPANY


Attest: /s/ Karen R. Colvin             By: /s/ William G. Goslee
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        NATIONWIDE LIFE INSURANCE COMPANY OF
                                        AMERICA
                                        AND NATIONWIDE LIFE AND ANNUITY
                                        COMPANY OF AMERICA


Attest: /s/ Lisa Chatterton             By: /s/ Kevin S. Crossett
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        NATIONWIDE INVESTMENT SERVICES
                                        CORPORATION


Attest: /s/ Karen R. Colvin             By: /s/ William G. Goslee
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        1717 CAPITAL MANAGEMENT COMPANY


Attest: /s/ Lisa Chatterton             By: /s/ Kevin S. Crossett
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------